                                                                    EXHIBIT 99.6

                             TOWERSTREAM CORPORATION

                         COMPENSATION COMMITTEE CHARTER

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A. PURPOSE

     The primary purposes of the Compensation Committee (the "Committee") are to
(i) assist the Board of Directors (the "Board") in discharging its responsibilities with respect to compensation and benefits of the Company's executive officers and directors, (ii) produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with the applicable rules and regulations and (iii) administer the Company's stock option plans.

B. COMMITTEE MEMBERSHIP AND QUALIFICATIONS

     The Committee shall consist of no fewer than two persons, each of whom shall be a member of the Board. Except as permitted by applicable rules of The
NASDAQ Stock Market, Inc. (the "NASDAQ"), each member of the Committee shall qualify as an independent director under criteria established by the applicable listing standards of the NASDAQ and other applicable laws and regulations.

     Committee members shall be elected by the Board at a meeting of the Board;
members shall serve until their successors shall be duly elected and qualified.
The Board may, at any time, remove any member of the Committee and fill the vacancy created by such removal. The Committee's chairman shall be designated by the full Board, comprising a majority of independent directors, or the full
Committee.

C. COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

     1.   Determine all compensation for the Chief Executive Officer, including incentive-based and equity-based compensation;

     2.   Review and approve corporate goals relevant to the compensation of the
          Chief Executive Officer and evaluate the Chief Executive Officer's performance in light of these goals and objectives;

     3.   Consider, in determining the long-term incentive component of compensation for the Chief Executive Officer, the Company's performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company's Chief Executive Officer in past years;

     4.   Review and approve incentive-based or equity-based compensation plans in which the Company's executive officers participate, and review and approve salaries, incentive and equity awards for other executive officers;

     5.   Approve all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers;

     6.   Periodically review and advise the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company's compensation programs for the Chief Executive Officer, other executive officers and directors relative to comparable companies in the Company's industry;

     7.   Develop guidelines and review the compensation and performance of executive officers of the Company;

     8.   Review and propose to the Board, from time to time, changes in director compensation;

     9.   Prepare an annual report on executive compensation for inclusion in the Company's proxy statement for the annual meeting of stockholders, in accordance with applicable rules and regulations;

     10.  Administer the Company's various stock option plans;

     11.  Review and establish appropriate coverage for the Company's D&O insurance;

     12.  Update and advise the Board regarding potential and upcoming changes in SEC requirements and/or disclosures;

     13.  Annually review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

     14.  Perform any other activities under this charter, the Company's by-laws or governing law as the Committee or the Board deems appropriate.

D. MEETINGS

     The Committee will meet no less than once a year. Special meetings may be convened as required. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. The chairman of the Committee will preside at each meeting and, in consultation with the other members of the
Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Committee may form subcommittees and delegate authority to them or to one or more of its members when appropriate.

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     The Chief Executive Officer may not be present during voting or deliberations relating to his or her compensation.

E. COMMITTEE RESOURCES

     The Committee shall have the authority to obtain advice and seek assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the authority to retain or terminate any consulting firm used to evaluate director, Chief
Executive Officer or other executive compensation, and to determine and approve the terms of engagement and the fees and costs for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist in it in performing any duties hereunder shall be borne by the Company.

F. MINUTES

     The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

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